UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 4, 2013, Mark C.M. Randall resigned from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Randall resigned for personal reasons and in order to devote more time to his various business interests. Mr. Randall’s decision was not the result of any disagreement between the Company and Mr. Randall on any matter relating to the Company’s operations, policies or practices. Prior to his resignation, Mr. Randall was a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board accelerated the vesting of Mr. Randall’s previously unvested options to purchase 25,000 shares of the Company’s common stock.

Election of Directors

On April 4, 2013, the Board elected James Huang as a director, effective immediately. Mr. Huang will stand for election at the Company’s 2013 annual meeting of stockholders. Mr. Huang is managing partner of Kleiner Perkins Caufield Byers China and general partner of KPCB China Fund II, LP, which invested in the Company’s previously announced registered direct financing that closed in March 2013. Prior to Kleiner Perkins, Mr. Huang was managing partner at Vivo Ventures LLC, a venture capital firm specializing in life science investments. Mr. Huang has over 20 years of experience in the pharmaceutical and biopharmaceutical industry. During this time, he has held senior roles in business development, sales, marketing and R&D with Anesiva, Inc., Tularik Inc., GlaxoSmithKline LLC, Bristol-Meyers Squibb and ALZA Corp. Mr. Huang received an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in chemical engineering from the University of California, Berkley. There are no arrangements or understandings between Mr. Huang and any other person pursuant to which Mr. Huang was selected to be a director of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of his election, the Board appointed Mr. Huang to the Audit and Compensation committees.

On April 4, 2013, the Board also elected Alexander Wu, Ph.D. as a director, effective immediately. Dr. Wu also will stand for election at the Company’s 2013 annual meeting of stockholders. Dr. Wu is co-founder and CEO of Crown Bioscience, Inc., a clinical research organization in the oncology space with over 300 employees. Before co-founding Crown Bioscience, Alex was chief business officer of Starvax International Inc., a biopharmaceutical R&D company focusing on the development of novel therapeutic drugs for the treatment of infectious disease and cancer. Prior to Starvax, he was the Head of Asian Operations with Burrill & Company, a life science venture capital and merchant bank. Dr. Wu also co-founded and was chief operating officer of Unimicro Technologies, a life science instrumentation company. Dr. Wu started his career with Hoffmann-La Roche, where he was manager of business development and strategic planning. Dr. Wu obtained his B.S. in biochemistry from Fudan University, China, a M.S. in Biochemistry from the University of Illinois, and a Ph.D. in molecular cell biology and MBA from the University of California, Berkeley. There are no arrangements or understandings between Dr. Wu and any other person pursuant to which Dr. Wu was selected to be a director of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At the time of his election, the Board appointed Dr. Wu to the Compensation and the Nominating and Corporate Governance committees.

The Board has concluded that each of Mr. Huang and Dr. Wu is independent. Mr. Huang and Dr. Wu will be compensated consistent with the current compensation program for non-employee directors and did not enter into any compensation arrangements at the time of their election.

A copy of the Company’s press release issued on April 5, 2013 regarding the election of Mr. Huang and Dr. Wu is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

Appointment of Chief Executive Officer

As previously reported, effective on April 2, 2012, Dr. Ken K. Ren, 54, was appointed as interim Chief Executive Officer for a term of one year. The one-year term has ended, and on April 4, 2013, the Board appointed Dr. Ren as the Company’s Chief Executive Officer. Prior to joining EntreMed, from 2005-2012, Dr. Ren was the president of Accelovance (China), a subsidiary of Accelovance, Inc., which is a Maryland-based contract research organization. Prior to Accelovance, Dr. Ren was the founder of New Jersey-based AHT Inc., and prior to that, was a co-founder of the China Innovation Center for Life Science (U.S.A.) Corp., a New York-based consulting firm in partnership with the Chinese Ministry of Science and Technology which provided consulting services to health-care and pharmaceutical companies in both the U.S. and China. Dr. Ren was a research scientist at Pfizer from 1993–1995 and a Research Fellow at Rockefeller University from 1990–1993. He received his medical degree at the Shandong University School of Medicine in China in 1986 and a Ph.D. from State University of New York at Buffalo in 1990. There are no family relationships between Dr. Ren and any employee of the Company, and Dr. Ren was not appointed pursuant to any arrangement or understanding between him and the Company. In addition, Dr. Ren did not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Board also authorized the Company to enter into an employment agreement (the “Employment Agreement”) with Dr. Ren containing the following material terms:

•	a one year term, with automatic one year extensions if the agreement is not terminated upon 60 days prior notice by either party;

•	an annual base salary of $300,000;

•	severance payment consisting of six months salary upon the termination of the Employment Agreement due to death, disability, termination without “cause” or if Dr. Ren resigns for “good reason” (as such terms are defined in the Employment Agreement); and

•	an agreement not to compete with the company for twelve months following resignation for good reason and for six months in the event of termination for any other reason.

The information set forth above with respect to the Employment Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2013.

Additionally, the Board authorized the Company to enter into a change-in-control agreement with Dr. Ren consistent with the Company’s customary change-in-control agreement for executive officers (the “CIC Agreement”), the form of which was previously filed as Exhibit 10.1 to the Current Report on 8-K filed by the Company on April 17, 2007. Pursuant to the terms of the CIC Agreement, Dr. Ren will receive twelve months salary upon his termination following a change in control and the occurrence of a Triggering Event (as such term is defined in the CIC Agreement), and a pro rata portion of the annual bonus (if any) and continuation of health benefits for twelve months following the date of termination.

Item 9.01. Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1		Press release dated April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC. /s/ Cynthia W. Hu Name: Cynthia W. Hu Title: COO, General Counsel & Secretary

Date: April 9, 2013